Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, in each case of Cango Inc., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Dated: February 12, 2025

TK Autolink Inc.

By:	/s/Li Zhenni
Name:	Li Zhenni
Title:	Director

Magic Spark Inc.

By:	/s/Shao Wenjing
Name:	Shao Wenjing
Title:	Director

Shanghai Canji Enterprise Management Consulting Co., Ltd.

By:	/s/Li Zhenni
Name:	Li Zhenni
Title:	Executive Director

Shandong State-controlled Taikang Phase I Industrial Development Fund Partnership Enterprise (Limited Partnership)

By:	/s/Cheng Linyan
Name:	Cheng Linyan
Title:	Representative of the Managing Partners

Taikang Life Insurance Co., Ltd.

By:	/s/Chen Dongsheng
Name:	Chen Dongsheng
Title:	Chairman

Taikang Pension & Insurance Co.,Ltd.

By:	/s/Xue Zhenbin
Name:	Xue Zhenbin
Title:	Chairman

Beijing Taikang Investment Co., Ltd.

By:	/s/Chen Yilun
Name:	Chen Yilun
Title:	Chairman

Taikang Asset Management Co., Ltd.

By:	/s/Duan Guosheng
Name:	Duan Guosheng
Title:	Chief Executive Officer

Taikang Insurance Group Inc.

By:	/s/Chen Dongsheng
Name:	Chen Dongsheng
Title:	Chairman

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